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Exhibit 23


       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO: Seawright Holdings, Inc..

         As registered independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Seawright Holdings, Inc. for the year ended December 31, 2004 of our report dated March 25, 2005 and contained in the Registration Statement No. 333-111769 of Seawright Holdings, Inc. Form S-8 POS under the Securities Act of 1933 insofar as such report relates to the financial statements of Seawright Holdings, Inc. for the year ended December 31, 2004.



                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                        Russell Bedford Stefanou Mirchandani LLP



McLean, Virginia
March 25, 2005